UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2019

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 8.01.  Other Events

Acquisition of Kilpatrick Life Insurance Company

On December 13, 2019, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company (“Security Life”) completed a stock purchase transaction with Kilpatrick Life Insurance Company, a Louisiana domiciled life insurance company (“Kilpatrick Life”) and its shareholders, which resulted in the purchase of all the outstanding shares of common stock of Kilpatrick Life. The closing of the transaction was subject to approval by the Louisiana Department of Insurance of the change of control of Kilpatrick Life, which was received on December 12, 2019.

On November 12, 2019, the Company filed Form 8-K disclosing the execution of the Stock Purchase Agreement to acquire Kilpatrick Life. Under the terms of the transaction, the total Purchase Price that Security Life paid for all the shares held by the Kilpatrick shareholders was $23,780,000.

As a condition to the closing of the transaction, the Company will file an audited statement of assets acquired and liabilities assumed of Kilpatrick Life on the basis of the allocation of the purchase price as of December 13, 2019, the closing date of the transaction. The Company anticipates that the amended Form 8-K will be filed with the U.S. Securities and Exchange Commission (SEC) within 71 days from the filing of this Form 8-K report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Stock Purchase Agreement dated October 11, 2019, with Kilpatrick Life Insurance Company, excluding exhibits*

*      Incorporated by reference from Report on Form 8-K, as filed on November 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: December 20, 2019	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer